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                                                                   Exhibit 3.227

                            CERTIFICATE OF FORMATION

                                       OF

            LIBERTY TERRACE HEALTHCARE AND REHABILITATION CENTER, LLC

     This Certificate of Formation of Liberty Terrace Healthcare and Rehabilitation Center, LLC is being duly executed and filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is:

            LIBERTY TERRACE HEALTHCARE AND REHABILITATION CENTER, LLC

     SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is:

               NATIONAL REGISTERED AGENTS, INC.
               160 GREENTREE DRIVE, SUITE 101
               DOVER, KENT COUNTY, DELAWARE, 19904

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 13, 2006.


                                        /s/ Cindy M. VanDran
                                        ----------------------------------------
                                        Cindy M. VanDran
                                        Authorized Person